UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 14, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Blume Drive, Suite 500, Richmond, California	94806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 262-1730

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

The Registrant hereby amends Item 7 of its Current Report on Form 8-K, dated July 15, 2004, to read in its entirety as follows:

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements are attached hereto on pages 3 through 13.

(b)	Pro Forma Financial Information.

The required pro forma financial information is attached hereto on pages 14 through 18.

(c)	Exhibits.

(c)	The following exhibits are included as part of this report:

2.1	Agreement and Plan of Reorganization, dated as of July 14, 2004, by and among Neurobiological Technologies, Inc., Empire Acquisition Corp. and Empire Pharmaceuticals, Inc. *

2.2	Stockholders Agreement, dated as of July 14, 2004, by and among Neurobiological Technologies, Inc., Empire Acquisition Corp., Biotech Value Fund, LP, as Stockholder Representative and the stockholders of Empire Pharmaceuticals, Inc. *

23.1	Consent of Urbach Kahn & Werlin LLP, Independent Registered Public Accounting Firm

99.1	Press release, dated July 15, 2004. *

*	Previously filed

FINANCIAL REPORT

MARCH 31, 2004

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Empire Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Empire Pharmaceuticals, Inc. (a development stage company) as of March 31, 2004 and December 31, 2003, and the related statements of operations, stockholders’ equity, and cash flows for the three-month period ended March 31, 2004, for the year ended December 31, 2003 and for the period from February 1, 2002 (inception) through March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Pharmaceuticals, Inc. as of March 31, 2004 and December 31, 2003, and the results of its operations and its cash flows for the three-month period ended March 31, 2004, for the year ended December 31, 2003 and for the period from February 1, 2002 (inception) through March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As further discussed in Note 8 to the financial statements, the Company is currently negotiating an agreement and plan of reorganization to effectuate a merger with a development stage biotechnology company.

/s/    Urbach Kahn & Werlin LLP

Albany, New York

June 10, 2004

Empire Pharmaceuticals, Inc.

(A Development Stage Company)

Balance Sheets

	March 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash	$285,298	$471,420

Total current assets	285,298	471,420

NET PROPERTY AND EQUIPMENT	16,944	13,392

OTHER ASSETS	650	650

	$302,892	$485,462

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Shareholder advances	$984,325	$984,325
Accounts payable and accrued expenses	66,797	59,329

Total current liabilities	1,051,122	1,043,654

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 par value; 4,016,000 Series A shares authorized, 2,000,000 shares issued and outstanding, at issuance price	490,000	490,000
Common stock, $.001 par value; 9,000,000 shares authorized, 4,270,000 shares issued and outstanding	4,270	4,270
Additional paid-in capital	67,230	67,230
Deficit accumulated during the development stage	(1,309,730)	(1,119,692)

Total stockholders’ equity (deficit)	(748,230)	(558,192)

	$302,892	$485,462

See Notes to Financial Statements.

Empire Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

	Three-Month Period Ended March 31, 2004	Year Ended December 31, 2003	Period From February 1, 2002 (Inception) Through March 31, 2004
Revenues	$—	$—	$—

Expenses
Research and development	81,256	680,078	768,270
General and administrative	109,613	236,974	561,867

Total expenses	190,869	917,052	1,330,137

Operating loss	(190,869)	(917,052)	(1,330,137)
Other income
Interest income and other	831	11,074	23,907

Loss before income taxes	(190,038)	(905,978)	(1,306,230)
Income taxes	—	—	—

Net loss	$(190,038)	$(905,978)	$(1,306,230)

See Notes to Financial Statements

Empire Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Stockholders’ Equity

For the Period From February 1, 2002

(Inception) Through March 31, 2004

	Common Stock		Series A Preferred		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Initial capitalization in 2002	4,000,000	$4,000	—	$—	$—	$(3,500)	$500
Net loss - 2002	—	—	—	—	—	(210,214)	(210,214)
Common stock issued for services in 2003	270,000	270	—	—	67,230	—	67,500
Preferred stock issued for cash in 2003, net of issuance costs	—	—	2,000,000	490,000	—	—	490,000
Net loss - 2003	—	—	—	—	—	(905,978)	(905,978)

Balance, December 31, 2003	4,270,000	4,270	2,000,000	490,000	67,230	(1,119,692)	(558,192)
Net loss - three month period ended March 31, 2004	—	—	—	—	—	(190,038)	(190,038)

Balance, March 31, 2004	4,270,000	$4,270	2,000,000	$490,000	$67,230	$(1,309,730)	$(748,230)

See Notes to Financial Statements.

Empire Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Three-Month Period Ended March 31, 2004	Year Ended December 31, 2003	Period From February 1, 2002 (Inception) Through March 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(190,038)	$(905,978)	$(1,306,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	340	2,183	3,773
Non-cash compensation and other costs	—	246,619	425,738
Changes in:
Other current assets	—	5,436	—
Accounts payable and accrued expenses	7,468	49,497	66,797

Net cash used in operating activities	(182,230)	(602,243)	(809,922)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of other assets	—	—	(650)
Purchase of property and equipment	(3,892)	(1,299)	(7,155)

Net cash used in investing activities	(3,892)	(1,299)	(7,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder advances	—	577,504	612,525
Proceeds from issuance of preferred stock	—	490,000	490,000
Proceeds from issuance of common stock	—	—	500

Net cash used in financing activities	—	1,067,504	1,103,025

Increase (decrease) in cash	(186,122)	463,962	285,298
Cash at beginning of period	471,420	7,458	—

Cash at end of period	$285,298	$471,420	$285,298

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH AND FINANCING ACTIVITIES
Property and equipment financed through shareholder advances	$—	$—	$13,562

Common stock issued for services	$—	$67,500	$67,500

See Notes to Financial Statements.

Empire Pharmaceuticals, Inc.

Notes to Financial Statements

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Empire Pharmaceuticals, Inc. (Empire or the Company) was organized in Delaware in February 2002. The Company is engaged in the evaluation, development and commercialization of a compound, licensed from Abbott Laboratories in 2002, for the indication of ischemic stroke (Note 7).

The Company’s activities to date involve research and development, recruiting key personnel, establishing new patent positions for additional indications, preparing for product manufacturing and raising capital to finance its development operations. Accordingly, the Company is classified as a development stage company.

In the course of its development activities, the Company has incurred significant losses. Financing through November 2003 was provided principally through advances from its founder and majority shareholder. In November 2003, the Company entered into a preferred stock purchase agreement that provided for the sale of up to 4,016,000 shares of preferred stock at $.25 per share (Note 5). Proceeds received through March 31, 2004 from the sale of preferred stock approximate $500,000.

The Company is currently negotiating an agreement and plan of reorganization to effectuate a merger with a publicly-traded biotechnology company (Note 8).

Summary of Significant Accounting Policies

Research and Development

Research and development expenses, including costs paid under the Abbott license agreement for the compound, bulk raw venom and processed clinical material (Note 7), are charged to operations, as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash

The Company places its cash with a high quality national financial institution. At times, such amounts exceed FDIC insurance limits.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally five to ten years.

Income Taxes

Through November 12, 2003, the stockholder of the Company elected to utilize the provisions of subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, shareholders of a subchapter S corporation are taxed on their portion of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes was recorded through November 12, 2003.

Empire Pharmaceuticals, Inc.

Notes to Financial Statements

Note 1. Description of Business and Summary of Significant Accounting Policies, Continued

Summary of Significant Accounting Policies, Continued

Income Taxes, Continued

Effective November 12, 2003, the Company’s S corporation status was terminated in connection with its issuance of preferred stock, and the Company became a C corporation.

Concurrently with this change in tax status, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).

Pursuant to SFAS No. 109, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between the financial reporting bases and the tax bases of the Company’s assets and liabilities at enacted rates expected to be in effect when such amounts are realized or settled. Valuation allowances are provided for deferred tax assets when it is more likely than not that these benefits will not be realized.

Stock-Based Compensation

Stock-based compensation arrangements to non-employees are accounted for in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS 123) using a fair value approach.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through March 31, 2004, no impairment losses have been recognized.

Recent Accounting Pronouncements

In November 2002, the Financing Accounting Standards Board (FASB) issued FASB Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires that a liability be recognized in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. As the Company does not enter into guarantees, the adoption of FIN 45 did not have an impact on the Company’s results of operations or financial position.

In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. As the Company currently has no revenue arrangements, it does not expect the adoption of EITF Issue No. 00-21 to have a material effect on its results of operations or financial position.

Empire Pharmaceuticals, Inc.

Notes to Financial Statements

Note 2. Property and Equipment

Property and equipment at March 31, 2004 and December 31, 2003 consisted of the following:

	2004	2003
Furniture and fixtures	$14,344	$14,344
Equipment	6,373	2,481

Total	20,717	16,825
Less accumulated depreciation	3,773	3,433

Property and equipment, net	$16,944	$13,392

Depreciation expense for the three month period and year ended March 31, 2004 and December 31, 2003 was $ 833 and $2,183, respectively.

Note 3. Shareholder Advances

A significant portion of the Company’s financing to date has been provided through non-interest bearing advances from the Company’s founder and principal shareholder. Advances to date of $984,325 at both March 31, 2004 and December 31, 2003 include approximately $372,000 representing fixed asset purchases, office rentals and salaries that are due the shareholder pursuant to an agreement between Empire and its founder. The advances contain no repayment terms.

Note 4. Related Party Transactions

The Company’s executive offices are leased from an entity controlled by the majority shareholder on a month-to-month basis for $1,400 per month. Rent expense under the related party lease arrangement was $16,800 and $4,200 for the year ended December 31, 2003 and the three month period ended March 31, 2004, respectively. Included in shareholder advances is approximately $32,000 representing accrued rent under the related party lease.

Note 5. Stockholders Equity

Convertible Preferred Stock

In November 2003, the Company entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Agreement”) which provides for the sale of up to 4,016,000 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”). Holders of the Preferred Stock are entitled to receive annual non-cumulative dividends of $.02 per share, when and if declared by the Board of Directors. Such dividends are in preference to any declaration or payment of any dividend on the common stock of the Company. No dividends have been declared through March 31, 2004.

Empire Pharmaceuticals, Inc.

Notes to Financial Statements

Note 5. Stockholders Equity, Continued

Convertible Preferred Stock, Continued

Each share of Series A preferred stock is convertible, at the option of the holder, subject to anti-dilution provisions, into one share of common stock. Additionally, each share of the preferred stock will be automatically converted into one share of common stock upon the closing of a firm commitment underwritten public offering, as defined, or the affirmative vote of not less than 66 2/3% of the Series A preferred stock holders to convert into common stock. The holders of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which their preferred stock is convertible.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of the Series A preferred stock have a liquidation preference, over holders of common stock, of $0.25 per share plus any declared but unpaid dividends.

The Company initially sold 2,000,000 shares of the Preferred Stock in November 2003. Costs associated with the issuance approximated $10,000. Holders of the Preferred Stock have the right to purchase the remaining 2,016,000 shares through November 2004 at a price of $.25 a share.

Common Stock

The Company was initially capitalized through the issuance of 20 shares of no par common stock for aggregate consideration of $500. In November 2003, the Company amended and restated its certificate of incorporation and converted the 20 shares of no par common stock into 4,000,000 shares of its $.001 par value common stock. Common shares have been retroactively restated to give effect to this conversion and the accumulated deficit adjusted for the par value difference.

In November and December 2003, the Company issued a total of 270,000 shares of its common stock to four individuals for services previously provided or to be provided to the Company. The Company valued the stock at $.25 per share ($67,500 in the aggregate) and charged general and administrative expenses in 2003.

Stock Repurchase Agreement

In connection with the Preferred Stock Agreement, the Company executed a Stock Repurchase Agreement for up to 4,000,000 shares of the Company’s common stock, of the Founder, 2,000,000 of which was placed in escrow. In the event that the Founder ceases to be an employee of the Company for any reason, the Company has the right to repurchase any of the shares that have not been released from escrow at a price equal to the lesser of fair market value or $.001. The right to repurchase these available shares expires 30 days following the Founder’s termination, or unless the Company declines earlier in writing. 50% of the shares are released from escrow each year on the anniversary of the date of the agreement, such that all shares will be released two years from the date of the agreement.

Empire Pharmaceuticals, Inc.

Notes to Financial Statements

Note 6. Income Taxes

At March 31, 2004 and December 31, 2003, the Company has net operating loss carryforwards of approximately $221,000 and $30,000, respectively, available to offset future taxable income. Deferred tax assets relating to these net operating losses of approximately $88,000 and $12,000 have been fully offset by valuation allowances due to the uncertainty of their realizability. Utilization of these loss carryforwards may be limited due to the ownership change provisions as enacted by the Tax Reform Act of 1986 and subsequent legislation.

Note 7. License Agreement

In March 2002, Empire entered into an agreement with Abbott Laboratories, Inc. (Abbott) relating to a compound known as ANCROD. Empire obtained from Abbott an exclusive worldwide license for the development, manufacture and commercialization of product (defined as any formulation containing the ANCROD compound) for pharmaceutical (defined as any therapeutic use for the management of a disease or condition in the human body) use under Abbott’s patents and know-how. The agreement was amended on October 22, 2003. In addition, Abbott also assigned the rights to two additional patents to Empire.

Under the license agreement, Abbott conveyed to Empire information regarding the compound including all information relating to patents and know-how, regulatory documentation, clinical reports. In addition, Abbott conveyed all inventory including the compound, bulk raw venom and processed clinical material to Empire to conduct clinical studies.

Empire is required to use commercially reasonable efforts to evaluate, develop and commercialize the Compound for the indication of ischemic stroke. Empire is to report to Abbott on an annual basis on its efforts.

Empire is obligated to pay Abbott $500,000 upon regulatory approval in each of four markets. Upon commercialization, and if marketed by Empire, Empire will be required to pay royalties based upon annual aggregate sales of 15% for a period as defined. If marketed by a third party, Abbott is entitled to receive up to 20% of the royalty share retained by Empire pursuant to its third party agreement.

As the compound acquired from Abbott requires the approval of the Food and Drug Administration prior to commercialization, is prior to technological feasibility and has no current, practical alternate future use, the Company wrote off the amounts paid to Abbott as research and development expenses in 2003.

Note 8. Merger and Plan of Reorganization

Empire is currently negotiating an agreement and plan of reorganization to effectuate a merger with a development stage biotechnology company. The agreement is expected to be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code. Pursuant to the agreement, Empire will exchange all of its issued and outstanding stock for cash and stock of the acquiring entity. Termination fees of approximately $450,000 and $300,000 are payable, respectively, by the acquirer or Empire if the agreement is terminated prior to closing. Closing is expected in mid July 2004.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL DATA

On July 14, 2004, Neurobiological Technologies, Inc. (“NTI” or the “Company”), acquired Empire Pharmaceuticals, Inc. (“Empire”), a privately held corporation, through the merger of Empire into Empire Acquisition Corp., a wholly-owned subsidiary of NTI which is the surviving corporation, and which name will be changed to “NTI-Empire, Inc.”, immediately upon consummation of the merger. The acquisition and merger was effected pursuant to that certain AGREEMENT AND PLAN OF REORGANIZATION by and among NEUROBIOLOGICAL TECHNOLOGIES, INC., EMPIRE ACQUISITION CORP., and EMPIRE PHARMACEUTICALS, INC., dated July 14, 2004. As part of the transaction, NTI has acquired worldwide rights to Viprinex™ (ancrod), a late-stage perfusion therapy for use in treatment of ischemic stroke.

As a result of the acquisition and merger, all of Empire’s issued and outstanding capital stock immediately prior to the acquisition and merger was automatically converted into the right to receive an aggregate of 2,399,168 shares of NTI’s common stock and $1,500,000 in cash. Additionally, as a result of the acquisition, NTI paid $500,000 to Empire’s principal stockholder to partially reimburse advances previously made by the stockholder to Empire. If pivotal Phase III trials for Viprinex™ are commenced as currently planned, NTI will issue an additional 2,375,176 shares and pay an additional $1,515,675 to the selling stockholders of Empire and will pay Empire’s principal stockholder the balance of $484,325 for the remainder of advances previously made by the stockholder to Empire. The amounts due upon commencement of the Phase III trials are being treated as contingent consideration.

The following unaudited pro forma combined condensed financial data have been determined by the application of pro forma adjustments to NTI’s historical financial statements and the historical financial statements of Empire. The pro forma adjustments give effect to the acquisition of Empire for a total purchase price of $12,517,722 which consists of 2,399,168 shares of NTI common stock with fair value of $9,452,722 and $2,000,000 in cash, together with related estimated transaction expenses of approximately $1,065,000.

The unaudited pro forma combined condensed balance sheet as of March 31, 2004, was prepared as if the acquisition and merger occurred on such date. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 2003, and the nine months ended March 31, 2004, were prepared as if the acquisition and merger occurred on July 1, 2002. The unaudited pro forma condensed combined statement of operations data for the year ended June 30, 2003, and the nine months ended March 31, 2004, have been derived by combining the audited historical consolidated statement of operations for the year ended June 30, 2003 and unaudited historical statement of operations the nine months ended March 31, 2004 of NTI with the unaudited statement of operations of Empire for the twelve months ended June 30, 2003, and the nine months ended March 31, 2004. Empire had a fiscal year end of December 31. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable and are described in the accompanying notes. This unaudited pro forma combined condensed financial data have been prepared in accordance with SEC rules and regulations.

The acquisition of Empire will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and under SFAS No. 142, Goodwill and Other Intangible Assets. The Company will be allocating the purchase price in accordance with the provisions of SFAS 142 related to the purchase of a group of assets. SFAS 142 provides that the cost of a group of assets acquired in a transaction other than a business combination shall be allocated to the individual assets acquired based on their relative fair values and shall not give rise to goodwill.

The unaudited pro forma combined condensed financial data is provided for informational purposes only and should not be considered indicative of actual balance sheet data or operating results that would have been achieved had the transaction been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

The unaudited pro forma combined condensed financial data is derived from and should be read in conjunction with the audited financial statements of NTI and Empire and the related notes thereto.

NEUROBIOLOGICAL TECHNOLOGIES, INC. (“NTI”)

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

As of March 31, 2004

	NTI	Empire	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$13,509,558	$285,298	$(2,750,000	)(1)	$11,044,856
Short-term investments	6,804,145	—	—		6,804,145
Interest receivable	42,153	—	—		42,153
Prepaid expenses and other	156,865	650	—		157,515

Total current assets	20,512,721	285,948	(2,750,000)		18,048,669

Long-term investments	1,886,185	—	—		1,886,185
Property and equipment, net	7,718	16,944	—		24,662
Acquired tangible and intangible assets	—	—	8,153,987	(2)	8,153,987

TOTAL ASSETS	$22,406,624	$302,892	$5,403,987		$28,113,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$593,645	$66,797	$315,000	(1)	$975,442
Stockholder advances	—	984,325	(500,000	)(1)	—
			(484,325	)(7)
Warranty liability	1,804,200	—	—		1,804,200

Total current liabilities	2,397,845	1,051,122	(669,325)		2,779,642

Stockholders’ equity:
Convertible preferred stock	317,000	490,000	(490,000	)(5)	317,000
			9,452,722	(1)
Common stock	61,042,233	4,270	(4,270	)(5)	70,494,955
Additional paid-in capital	—	67,230	(67,230	)(5)	—
Deferred compensation	(41,063)	—	—		(41,063)
Deficit accumulated during development stage			(4,127,640	)(3)
	(41,309,997)	(1,309,730)	1,309,730	(5)	(45,437,637)
Accumulated other comprehensive income	606	—	—		606

Total stockholders’ equity (deficit)	20,008,779	(748,230)	6,073,312		25,333,861

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,406,624	$302,892	$5,403,987		$28,113,503

NEUROBIOLOGICAL TECHNOLOGIES, INC. (“NTI”)

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2003

	NTI	Empire	Pro Forma Adjustments		Pro Forma Combined (6)
Revenues:
License	$1,968,690	$—	$—		$1,968,690
Royalty	10,949	—	—		10,949

Total Revenues	1,979,639	—	—		1,979,639

Expenses:
Research and development	2,316,978	173,056	800,838	(4)	3,290,872
General and administrative	2,492,971	208,351	—		2,701,322

Total Expenses	4,809,949	381,407	800,838		5,992,194

Operating loss	(2,830,310)	(381,407)	(800,838)		(4,012,555)
Interest income	143,842	15,000	—		158,842

Net Loss	$(2,686,468)	$(366,407)	$(800,838)		$(3,853,713)

Basic and Diluted Net Loss Per Share	$(0.15)	—	—		$(0.19)
Shares used in basic and diluted net loss per share calculation	18,015,644	—	2,399,168	(1)	20,414,812

NEUROBIOLOGICAL TECHNOLOGIES, INC. (“NTI”)

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Nine Months Ended March 31, 2004

	NTI	Empire	Pro Forma Adjustments		Pro Forma Combined (6)
Revenues:
License	$2,531,210	$—	$—		$2,531,210
Royalty	80,117	—	—		80,117

Total Revenues	2,611,327	—	—		2,611,327

Expenses:
Research and development	1,566,441	594,012	600,629	(4)	2,761,082
General and administrative	2,320,899	269,594	—		2,590,493

Total Expenses	3,887,340	863,606	600,629		5,351,575

Operating loss	(1,276,013)	(863,606)	(600,629)		(2,740,248)
Interest income	51,860	2,905	—		54,765
Other non-cash income	430,680	—	—		430,680

Net Loss	$(793,473)	$(860,701)	$(600,629)		$(2,254,803)

Basic and Diluted Net Loss per Share	$(0.04)	—	—		$(0.10)
Shares used in basic and diluted net loss per share calculation	19,607,037	—	2,399,168	(1)	22,006,205

NEUROBIOLOGICAL TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL DATA

Note 1 – Basis of Presentation

The unaudited pro forma combined condensed balance sheet as of March 31, 2004, gives effect to the acquisition of Empire for a total purchase price of $12,517,722 which consists of 2,399,168 shares of NTI common stock with fair value of $9,452,722 and $2,000,000 in cash, together with related transaction expenses of approximately $1,065,000. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 2003 and the nine months ended March 31, 2004 give effect to the transaction described above as if the transaction had occurred on July 1, 2002.

The following table provides a summary of the estimated purchase price and preliminary purchase price allocation for Empire as of March 31, 2004. The purchase price and purchase price allocation are subject to change based upon, among other things, final valuation and appraisals. The table below does not include the additional purchase price which is to be paid by NTI to the selling stockholders of Empire, no earlier than one year from the effective date of the acquisition, consisting of 2,375,176 additional common shares of NTI at fair value and $1,515,675 of cash, in the event that the Company commences a pivotal Phase III trial for Viprinex™, Empire’s drug candidate for the treatment of acute ischemic stroke. Additionally, if the Company commences the pivotal Phase III trial, NTI will pay Empire’s principal stockholder $484,325, which is the remainder of advances previously made to Empire by the stockholder.

Purchase price:
Cash	$2,000,000
Fair value of NTI’s common stock	9,452,722
Estimated acquisition related expenses	1,065,000

Total consideration	$12,517,722

Purchase price allocation:
Fair value of net assets acquired	$236,095
License agreement and other acquired assets	8,153,987
In-process research and development	4,127,640

Total purchase price allocation	$12,517,722

Note 2 – Pro Forma Adjustments

(1)	To record purchase price of $12,517,722 which consists of 2,399,168 newly-issued shares of NTI common stock with fair value of $9,452,722 and $2,000,000 in cash (including $500,000 paid to the principal stockholder to partially repay advances), together with related estimated transaction expenses of $1,065,000, of which $750,000 was paid in cash and $315,000 was accrued at the time of closing.

(2)	To record fair value of acquired tangible and intangible assets, which consist of a royalty-bearing license agreement with Abbott Laboratories, certain patents, and snake venom and snake venom compound concentrate from which Viprinex™ is derived.

(3)	To record write-off of acquired in-process research and development costs of $4,127,640.

(4)	To record amortization of acquired intangible assets using the straight-line method over the anticipated useful lives of: twelve years for the license agreement with Abbott Laboratories; four to eight years for snake venom compound and snake venom; and twelve years for certain patents. Amortization of the intangibles is estimated to approximate $800,838 for each of the years ending June 30, 2005, 2006, 2007 and 2008, respectively, and $636,239 for the year ending June 30, 2009.

(5)	To record elimination of Empire’s stockholders’ deficit at March 31, 2004.

(6)	Does not reflect estimated non-recurring charge of $4,127,640 for in-process research and development.

(7)	To record write-off of remaining stockholder advances that is considered to be contingent consideration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Paul E. Freiman
Paul E. Freiman
President and Chief Executive Officer